Exhibit 10.36

1st AMENDMENT TO LEASE

This 1st AMENDMENT TO LEASE (“Amendment”) dated as of July 1st, 2017, (“Effective Date”) is attached to and made a part of the written Lease Agreement dated February 18, 2015, for Site 14 Acreage (the “Site 14 Lease”) entered into by and between Mojave Air & Space Port (“Landlord”) and TSC, LLC, a Delaware limited liability company (“Tenant”) for that certain property identified as Site 14 Lease.

The promises, covenants, agreements, and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Site 14 Lease. To the extent that any terms or provisions of this Amendment are inconsistent with any terms or provisions of the Site 14 Lease, the terms and provisions of this Amendment shall prevail and control for all purposes. All capitalized terms used in this Amendment shall have the same meanings assigned to them in the Site 14 Lease, if any, unless otherwise specified in the Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, notwithstanding anything to the contrary contained in the Site 14 Lease, Landlord and Tenant agree to amend the Site 14 Lease as follows:

1.	Amendment to Section 1.5, Rentable area.
The Parties agree to modify Section 1.5 to read:
Rentable area: Approximately 75,438 square feet of acreage.

2.	Amendment to Section 1.7, Rental.
The Parties agree to modify Section 1.7 to read:
Rental: $23,298.48 per Lease Term paid in monthly installments of $1,941.54, including during
Renewal Term. Rent shall be adjusted in accordance with Section 4.2.

UNLESS OTHERWISE PROVIDED FOR IN THIS AMENDMENT, ALL OTHER TERMS AND CONDITIONS OF THE SITE 14 LEASE SHALL REMAIN THE SAME, AND IN FULL FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties hereto have executed this 1st AMENDMENT TO Site 14 Lease as of the day and year first written above.

TENANT: TSC, LLC		LANDLORD: Mojave Air & Space Port

By:	/s/ Enrico Palermo	By:	/s/ Karina Drees
	Enrico Palermo, Executive Vice President & General Manager		Karina Drees, CEO/GM